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                                                                   Exhibit 99.12

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of April 28, 1999, between General Motors Corporation, a Delaware corporation (the "Company"), and PRIMESTAR, Inc., a Delaware corporation ("Primestar").

     1.   Introduction.   Hughes Electronics Corporation, a Delaware
corporation and wholly-owned subsidiary of the Company ("Hughes"), is a party to the Asset Purchase Agreement, dated as of January 22, 1999 (the "Medium Power Agreement"), with Primestar, PRIMESTAR MDU, Inc., PRIMESTAR Partners L.P. and the stockholders of PRIMESTAR, Inc. signatory thereto, pursuant to which Hughes has agreed, among other things, to cause to be delivered to Primestar 4,871,448 shares of Class H Common Stock of the Company ("H Stock"). The Company, Hughes, Primestar and TCI Satellite Entertainment, Inc. ("TSAT") are parties to the Stock Transfer Agreement, dated the date hereof (the "Stock Transfer Agreement") which sets forth, among other things, restrictions upon the transfer of the H Stock. In addition, at Primestar's request, the Stock Transfer Agreement provides for Hughes to transfer 1,407,307 shares of H Stock to TSAT. Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

     2.   Registration under Securities Act, etc.

          2.1.  Registration on Request.

          (a)  Request.   At any time or from time to time after the date that
is ten (10) months from the Closing Date, subject to Section 2.6, Section 4 and the terms of the Stock Transfer Agreement, upon the written request of one or more Initiating Holders requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof and the delivery by such Initiating Holders of an opinion of counsel that registration under the Securities Act is required to effectuate the disposition of such securities (provided that no such opinion will be required in the case of a written request delivered prior to the first anniversary of the Closing Date), the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities. After delivery of such notice, the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of:

               (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

               (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 15 days after the giving of such written notice by the Company (which
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          request shall specify the intended method of disposition of such
          Registrable Securities); and

               (iii) all other securities of the Company which the Company or other holders of the Company's securities having registration rights may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.1 (provided that the Company shall send reasonably prompt notice to the Initiating Holders identifying such other holders having registration rights and the amount of securities that such other holders intend to register in connection with the offering of Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional securities of the Company, if any so to be registered; provided that the Company shall not be required to effect any registration pursuant to this Section 2.1 (x) on more than two separate occasions and (y) unless the holders have requested to sell at least 500,000 shares of Registrable Securities or shares of Registrable Securities to be sold have a fair market value (based upon the closing price of such Registrable Securities quoted on the securities exchange on which such Registrable Securities are listed on the trading day immediately preceding any request pursuant to this
          Section 2.1) of at least $50 million.

          (b)    Registration Statement Form.   Registrations under this Section
2.1 shall be on such appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration and as shall be permitted under the Securities Act; provided that such form shall not indicate that the securities to be registered thereunder are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (c)    Expenses.   The Company will pay all of the Company's
Registration Expenses in connection with any registration requested pursuant to this Section 2.1 by any Initiating Holders. Each Initiating Holder shall be responsible for its own expenses in connection with the registration requested pursuant to Section 2.1, including without limitation, the expenses of its counsel, except as set forth in the definition of Registration Expenses in
Section 3.

          (d)    Effective Registration Statement.   A registration requested
pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the written advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by such Initiating Holders with

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respect thereto, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders or (iv) in connection with an underwritten offering, if the sale of the securities is not consummated due to the lack of agreement between the Initiating Holders and the underwriters with respect to the underwriting discount on the securities to be sold; provided that if fewer than all of the Registrable Shares requested to be included in such registration are included as a result of underwriter cutbacks pursuant to Section 2.1(f), the registration shall not be deemed to have been effected with respect to the Registrable Shares so omitted and such registration shall not constitute one of the two registrations provided for in Section 2.1(a).

          (e)   Selection of Underwriters.   If a requested registration
pursuant to this Section 2.1 involves an underwritten offering, the managing or lead underwriter shall be selected by the Company and shall be reasonably acceptable to the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested, which holders shall not unreasonably withhold their acceptance of any such underwriters, and any co-managing and co-lead underwriters shall be selected by the Company.

          (f)   Priority in Requested Registrations.   If a requested
registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company or other Persons which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders,
(ii) second, securities of the Company that the Company proposes to sell and
(iii) third, securities of the Company held by other Persons having registration rights proposed to be included in such registration by the holders thereof.

          2.2.  Registration Procedures.   If and whenever the Company is
required to use its commercially reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Company shall, as expeditiously as possible, subject to the provisions of Section 2.6:

               (i) prepare and file with the Commission (such filing to be made within 45 days after the initial request of one or more Initiating Holders of Registrable Securities and in any event as soon after receipt of such request as practicable) the requisite registration statement to effect such registration (including such audited financial statements as may be

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          required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to become effective as promptly as practicable under the circumstances; provided that with respect to a request pursuant to Section 2.1 made prior to the first anniversary of the Closing Date, the Company shall not be required to seek to cause the registration statement to become effective prior to the first anniversary of the Closing Date; and provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review, but not the prior approval, of such counsel;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 90 days after such registration statement becomes effective;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

               (iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation

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               in any such jurisdiction or to consent to general
               service of process in any such jurisdiction;

                    (v) use its commercially reasonable best efforts to cause
               all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                    (vi) furnish to each seller of Registrable Securities a
               signed counterpart, addressed to such seller and the underwriters, if any, of:

                          (1) an opinion of counsel for the Company, dated the
               effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement) covering such matters as are customary in connection with such registration, reasonably satisfactory in form and substance to such seller, and

                          (2) a "comfort" letter (or, in the case of any such
               Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

                    (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                          (1) when the registration statement, the prospectus or
               any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                          (2) of any request by the Commission for amendments or
               supplements to the registration statement or the prospectus or for additional information;

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                          (3) of the issuance by the Commission of any stop
               order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose (in which case the period mentioned in paragraph (ii) of this Section 2.2 shall be extended by the length of the period during which such stop order is in effect);

                          (4) if at any time the representations and warranties
               of the Company made as contemplated by Section 2.3 below cease to be true and correct; or

                          (5) of the receipt by the Company of any notification
               with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                    (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; (x) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

                    (x) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

                    (xi) use its commercially reasonable best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

               The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

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               Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this
Section 2.2, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this Section 2.2 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this Section 2.2.

               If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force and a written opinion from counsel to the holder to such effect is delivered to the Company, the deletion of the reference to such holder.

          2.3. Underwritten Offerings.

           (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities at least as broad as those provided in Section 2.5. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof; provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such

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underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          (b) Holdback Agreements. Each holder of Registrable Securities agrees, by acquisition of such Registrable Securities, (x) if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Registrable Securities not to be sold in an underwritten offering pursuant to Section 2.1, during the 30 days prior to the anticipated consummation of such underwritten offering and 90 days after the applicable underwritten registration pursuant to Section 2.1 has become effective, except as part of such underwritten registration and (y) in connection with any acquisition by or merger with the Company which is accounted for under generally accepted accounting principles as a pooling of interests, upon the request of the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Registrable Securities, for such period of time that is consistent with the requirements for pooling of interests accounting treatment. Notwithstanding clause (x) of the foregoing sentence and subject to clause (y), during any period described above, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell securities in a private sale so long as the purchaser of such securities agrees to be bound by the restrictions set forth above to the same extent as the seller for the remainder of the applicable period.

          (c) Participation in Underwritten Offerings. No Person (other than the Company, which will be subject to and governed by the other terms and provisions of this Agreement) may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          2.4. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered

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under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that Records which the Company determines, in good faith, to be confidential and which it notifies such holder, underwriter, counsel or accountant are confidential shall not be disclosed by such Person (other than to any holder of Registrable Securities) unless (a) such Records have become generally available to the public or (b) the disclosure of such Records may be necessary or, in the case of clause (z) below, appropriate (x) in compliance with any law, rule, regulation or order applicable to any such holder, underwriter, counsel or accountant, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which such holder, underwriter, counsel or accountant is a party, and such Person shall sign an agreement to such effect that shall be customary in form and reasonably acceptable to the Company.

          2.5.   Indemnification.

           (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to
Section 2.1, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such holder and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance

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upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1, the Company shall have received from each seller of Registrable Securities a written undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c)   Notices of Claims, etc.   Promptly after receipt by an
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.
In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any

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settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

          (e) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. As between the Company, on the one hand, and the selling holder on the other, the amount of contribution shall be in such proportions as appropriate to reflect the relative fault of the Company and of each selling holder. The relative fault of the Company on the one hand and of the holder or other Person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the other Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.5, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or
(b) of this Section 2.5 had been available under the circumstances.

          The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision
(c) of this Section 2.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          Notwithstanding the provisions of this subdivision (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.6. Suspension of Registration. Notwithstanding anything to the contrary contained herein, the Company will not be required to file any registration statement pursuant to Section 2.1(a) or furnish any supplement to a prospectus pursuant to Section 2.2(viii) during any of the following periods:
(i) 30 days prior to the anticipated consummation of a public offering by the Company of its securities and 90 days subsequent to the consummation of such public offering where, in the good faith judgment of the managing underwriter or underwriters thereof, such filing or furnishing of such supplement would have an adverse effect on such offering, (ii) if such filing or furnishing of such supplement is prohibited by applicable law or (iii) if the Company promptly certifies to any Initiating Holder that the filing of such registration statement or furnishing of such supplement could materially interfere with business activities or plans of Hughes or the Company; provided that the Company may not delay the filing of any registration statement or furnishing of such supplement pursuant to clause (iii) of the first sentence of this Section 2.6 for more than an aggregate of 90 days in any twelve-month period. Upon the expiration of the period described in clause (iii) of the first sentence of this
Section 2.6, the Company shall give prompt notice to all holders of Registrable Securities and shall promptly file any registration statement requested to be filed pursuant to 2.1(a) and furnish any prospectus supplement required to be furnished pursuant to Section 2.2(viii).

          2.7. Other Agreements. The Company shall not enter into any agreement or instrument which would conflict with or result in a breach or violation of any of the terms or provisions of this Agreement.

          3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Company:  As defined in the introductory paragraph of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular Section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     H Stock:  As defined in Section 1.

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

     Initiating Holders: Any holder or holders of Registrable Securities holding at least 50% of the Registrable Securities (in each case by number of shares at the time issued and outstanding), and initiating a request pursuant to Section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

     Medium Power Agreement:  As defined in Section 1.

     Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: The H Stock issued to Primestar and TSAT upon the closing of the Medium Power Agreement and any securities issued or issuable with respect to any such H Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (including without limitation any exchange offers by the Company, Hughes or any successor to either of them) which the holders thereof are entitled to receive. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s) among underwriters and "Blue Sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of, (d) messenger, telephone and delivery expenses of the Company,
     (e)
     fees and expenses of any transfer agent and registrar with respect to the Registrable Securities and any escrow agent or custodian, (f) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees, expenses and disbursements of any other persons retained by the Company, including special experts retained by the Company in connection with such registration and (i) all fees and expenses incurred in connection with the qualification of the shares of Common Stock constituting Registrable Securities for the listing of such shares on any securities exchange. Registration Expenses shall exclude any underwriting discounts and commissions attributable to the sale of Registrable Securities by such holders.

     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities or any broker facilitating such sale may reasonably request, all to the extent (i) required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company (which consent will not be unreasonably withheld in the case of a proposed sale by the Initiating Holders of more than 1 million shares of H Stock), the Initiating Holders shall not have the right to request registration under the Securities Act with respect to any Registrable Securities if the amount of Registrable Securities such holders expect to sell can otherwise be disposed of in accordance with Rule 144. The Company shall also provide such information and otherwise use all reasonable commercial efforts to cooperate with any holder of Registrable Securities in connection with any other sale by such holder pursuant to another exemption under the Securities Act, in each case to the extent such information or other action by the Company may be necessary to effect such sale pursuant to the applicable exemption. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder any information to be delivered or filed in connection with the requirements of this
Section 4.

          5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 50% or more of the shares of Registrable Securities and, in the case of any such amendment, action or omission to act in respect of the first sentence of Section 4, the written consent of each holder affected thereby.
Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

          6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Initial Holder, addressed to the Initial Holder in the manner set forth in the Medium Power Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at 100 Renaissance Center, Detroit, Michigan 48265-1000, to the attention of Warren G. Andersen, Esq., with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, to the attention of Frederick S. Green, Esq., or at such other address, or to the attention of such other officer, as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of Registrable Securities shall not be effective until received.

          8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities that acknowledges such assignment in writing and agrees to the terms hereof.

          9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          12. Entire Agreement. This Agreement, the Stock Transfer Agreement and the Medium Power Agreement embody the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. In the event that any provision of this Agreement is found to be inconsistent with the provisions of the Stock Transfer Agreement or the Medium Power Agreement, the provisions of this Agreement shall control.

          13. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND PRIMESTAR, INC. HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE COMPANY AND PRIMESTAR, INC. HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 7. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND SUCH PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          14. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                             GENERAL MOTORS CORPORATION



                             By: /s/ Eric Feldstein
                                 -----------------------------------
                                 Name: Eric Feldstein
                                 Title: Vice President and Treasurer

                             PRIMESTAR, INC.



                             By: /s/ Kenneth G. Carroll
                                 -----------------------------------
                                 Name: Kenneth G. Carroll
                                 Title: SVP & CFO